                                                               EXHIBIT (d)(2)(i)

[ING FUNDS LOGO]

February 9, 2005

Mr. Michael Gioffre
ING Investment Management Co.
10 State House Square
Hartford, CT 06103-3602

Dear Mr. Gioffre:

      Pursuant to the Sub-Adviser Agreement dated August 7, 2001, as amended, between ING Investments, LLC and ING Investment Management Co. (formerly Aeltus Investment Management, Inc.) (the "Agreement"), we hereby modify the fees payable to the Sub-Adviser for ING VP High Yield Bond Portfolio (the "Portfolio"). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the annual sub-advisory fee for the Portfolio as indicated on AMENDED SCHEDULE A of the Agreement, effective April 29, 2005. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the Portfolio, is attached hereto.

      In addition, AMENDED SCHEDULE A of the Agreement has been updated to remove ING VP Growth Opportunities Portfolio, as this fund recently merged into another fund.

      Please signify your acceptance to the modification of the annual sub-advisory fee for the Portfolio by signing below where indicated.

                                                Very sincerely,

                                                /s/ Michael J. Roland
                                                ------------------------
                                                Michael J. Roland
                                                Executive Vice President
                                                ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Investment Management Co.

By: /s/ Jeffrey T. Becker
    ---------------------
Name: Jeffrey T. Becker
Title: SVP & CFO, Duly Authorized

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000        ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com
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                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                          ING INVESTMENT MANAGEMENT CO.
                 (FORMERLY AELTUS INVESTMENT MANAGEMENT, INC.)

                 FUND                            ANNUAL INVESTMENT MANAGEMENT FEE
---------------------------------------  -----------------------------------------------
                                          (as a percentage of average daily net assets)
ING VP Convertible Portfolio                                 0.3375%

ING VP Disciplined LargeCap Portfolio     0.3375% of the first $250 million of assets
                                          0.3150% of the next $250 million of assets
                                          0.2925% of the next $250 million of assets
                                          0.2700% of the next $250 million of assets
                                         0.2475% of the assets in excess of $1 billion

ING VP Financial Services Portfolio       0.3375% of the first $500 million of assets
                                         0.3150% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio          0.2835% of the first $750 million of assets
                                           0.2700% of the next $250 million of assets
                                         0.2475% of the assets in excess of $1 billion

ING VP International Value Portfolio                         0.4500%

ING VP MagnaCap Portfolio                                    0.3375%

ING VP MidCap Opportunities Portfolio                        0.3375%

ING VP SmallCap Opportunities Portfolio   0.3375% of the first $250 million of assets
                                           0.3150% of the next $250 million of assets
                                           0.2925% of the next $250 million of assets
                                           0.2700% of the next $250 million of assets
                                          0.2475% of the assets in excess of $1 billion

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